UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2024

UNITY SOFTWARE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39497	27-0334803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 3rd Street
San Francisco, California 94103‑3104
(Address, including zip code, of principal executive offices)
Not Applicable[1]
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
(1) We are a global company and do not maintain a phone line at our corporate headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, stockholder communications required to be sent to our principal executive offices may be directed to the email address: ir@unity.com or via mail to the address listed above.

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.000005 par value	U	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of President and Chief Executive Officer
On May 1, 2024, Unity Software Inc. (the “Company”) announced the appointment of Matthew S. Bromberg, age 57, to serve as the Company’s Chief Executive Officer and President and as a member of the Company’s board of directors (the “Board”), effective as of May 15, 2024. Mr. Bromberg will serve as a Class III director, to serve until the Company’s annual meeting of stockholders in 2026 and until his successor is duly elected and qualified, subject to his earlier death, resignation or removal.
Mr. Bromberg is currently a Senior Advisor to Blackstone, a global alternative asset manager, a role he has held since March 2022. He also serves on the board of directors of Bumble Inc., a public technology company where he has been on the board since July 2020; Monzo, a privately held, U.K.-chartered bank; and Blast, a privately held esports company. From 2018 to 2021, he served on the board of directors of Fitbit, Inc. where he was a member of both the compensation and nominating and governance committees. Between August 2016 to November 2021, Mr. Bromberg served as Chief Operating Officer at Zynga Inc., a mobile social game developer. Prior to Zynga, he held various leadership roles at Electronic Arts Inc., a video game company, including Senior Vice President of Strategy and Operations of the company’s mobile division and Group General Manager for all BioWare studios worldwide. Earlier in his career, he served as the President and Chief Executive Officer of Major League Gaming, a professional esports organization. Mr. Bromberg holds a B.A. in English from Cornell University and a J.D. from Harvard Law School.
Mr. Bromberg was selected to serve on our Board because of his proven leadership, customer-first mindset, and deep understanding of the dynamic gaming industry.
In connection with his appointment, Mr. Bromberg entered into a letter agreement (the “Offer Letter”) with the Company, providing for an annual base salary of $850,000; a target bonus of 100% of his base salary, subject to the Company’s 2024 corporate bonus plan; a sign-on bonus of $2,000,000, subject to repayment of 100% if he resigns or is terminated for Cause (as defined in the Severance Plan, defined below) within 6 months, and 50% if he resigns or is terminated within 12 months; an award of 1,036,055 time-vesting restricted stock units (the “RSU Award”) in respect of the Company’s common stock (“Common Stock”); a time-vesting option to purchase 1,000,000 shares of Common Stock (the “Option Award”); and a performance-vesting option to purchase up to 1,000,000 shares of Common Stock (the “Performance Option”). All such equity awards will be issued pursuant to the Company’s 2020 Equity Incentive Plan (the “Plan”) and will vest as follows:
•The RSU Award will vest as follows: 25% of the total shares subject to the award shall vest on May 15, 2025, and 25% shall vest annually thereafter. The RSU Award includes a requirement that Mr. Bromberg hold at least 50% of the restricted stock units that vest each year (net after any applicable sales to cover taxes) for one year from each vesting date.
•The Option Award will vest 25% annually starting on the first anniversary of the grant date of the award and 6.25% quarterly thereafter.
•The Performance Option will vest during a six-year performance period beginning on May 15, 2024 and ending on May 15, 2030 (the “Performance Period”) and will be divided into four vesting tranches, each covering 25% of the total Performance Option. Each vesting tranche is subject to satisfaction of a continued service requirement and a stock price hurdle. The vesting date for a particular vesting tranche will be the date that both the applicable continued service requirement and the applicable stock price hurdle are satisfied with respect to such vesting tranche. For the continued service requirement to be satisfied with respect to a particular vesting tranche, Mr. Bromberg must remain in Continuous Service (as such term is defined in the Plan) through the applicable end date for such vesting tranche as follows: (i) May 15, 2025 for the first vesting tranche, (ii) May 15, 2026 for the second vesting tranche, (iii) May 15, 2027 for the third vesting tranche, and (iv) May 15, 2028 for the fourth vesting tranche. The stock price hurdle for a particular vesting tranche will be satisfied if during the Performance Period, the volume-weighted average trading price of Unity’s common stock on the New York Stock Exchange equals or exceeds the applicable stock price hurdle for such vesting tranche for a period of 60 consecutive calendar days. The stock price hurdles are as follows: (i) $35.00 with respect to the fist vesting tranche, (ii) $50.00 with respect to the second vesting tranche, (iii) $60.00 with respect to the third vesting tranche and (iv) $75.00 with respect to the fourth vesting tranche.
The Offer Letter further provides that if Mr. Bromberg remains continuously employed with the Company through the date that Company senior executive annual equity awards are approved in 2025, he will be granted equity awards having a target value of $10,000,000, of which such value shall be comprised of at least 50% restricted stock units.
Mr. Bromberg will participate in the Company’s CEO Executive Severance Plan (the “Severance Plan”), which was adopted by the Human Capital and Compensation Committee of the Board on April 30, 2024. Pursuant to the Severance Plan:
•In the event of a termination for any reason, he will receive any earned but unpaid salary, unpaid expense reimbursements, accrued but unused vacation or leave entitlement, and any vested benefits under any of our employee benefit plans.
•In the event Mr. Bromberg is terminated other than for Cause (as defined in the Severance Plan), death or disability, at any time other than the period beginning three months prior to a change in control (as defined in our 2020 Stock Plan) and ending on the one-year anniversary of a change in control (the “CIC Period”), Mr. Bromberg is entitled to the following benefits subject to execution of a separation agreement and release of claims and provided that he has been continuously employed by the Company for at least six months: (i) 12 months of acceleration of any outstanding and unvested equity award solely with respect to its time-based vesting requirement, (ii) 12 months of base salary, (iii) 100% of his target bonus in effect immediately prior to termination, and (iv) 12 months of COBRA health continuation. The Performance Option would vest and become exercisable as set forth in (i) above solely to the extent that any applicable stock price hurdle had also been achieved prior to the termination date.
•in the event of a Qualified Termination Event (as defined in the Severance Plan) during a CIC Period, Mr. Bromberg is entitled to the following benefits, subject to execution of a separation agreement and release of claims: (i) 100% acceleration of the time-based and performance-based vesting requirements applicable to any outstanding and unvested equity awards, (ii) 12 months of base salary, (iii) 100% of his target bonus in effect immediately prior to termination, and (iv) 12 months of COBRA health continuation. In accordance with item (i) above, all shares subject to the Performance Option that are outstanding and unvested as of the date of such Qualified Termination Event shall vest and become exercisable as of such date, regardless of whether the applicable stock price hurdles have been achieved.
The Severance Plan provides that in the event that any payment or benefit payable to a participant would result in the imposition of excise taxes under the “golden parachute” provisions of Section 280G of the Internal Revenue Code of 1986, as amended, then such payments and benefits will be reduced (but not below zero) to the extent necessary so that no portion of the benefits will be subject to the excise tax; provided, however, that if the post-tax amount would result in a higher amount than if the reduction occurred, then no such reduction will occur.

Except as otherwise provided above, in general, upon Mr. Bromberg’s termination of employment for any reason, any equity awards that have not vested as of such termination will be forfeited for no consideration. Upon a termination due to death or disability the RSU Award will vest as follows: (i) if Mr. Bromberg has provided Continuous Service for less than one year as of such termination date, 50% of the awards will become vested and (ii) if he has provided Continuous Service for more than one year as of such termination date, 100% of the awards will become vested. Additionally, upon a termination due to death or disability, any shares subject to the Option Award that would have vested and become exercisable in the period between the termination date and 12 months following such termination date had Mr. Bromberg remained in Continuous Service through such date, shall vest and become exercisable as of the termination date. Any shares subject to the Performance Option and belonging to a vesting tranche for which the applicable stock price hurdle was achieved prior to the termination date, in each case, with respect to which Mr. Bromberg would have satisfied the applicable continued service requirement had he remained in Continuous Service for 12 months following the termination date, will vest and become exercisable as of such termination date.
The foregoing summaries are not complete and are qualified in their entirety by the copy of the Offer Letter, copy of the CEO Executive Severance Plan, and form of the Performance Option Grant Notice and Award Agreement attached as Exhibit 10.1, Exhibit 10.2 and 10.3, respectively, to this Current Report on Form 8-K. Mr. Bromberg will also enter into a customary indemnification agreement with the Company in the form previously approved by the Board and filed with the Securities and Exchange Commission. As of March 1, 2024, Mr. Bromberg beneficially owned no shares of Common Stock.
Resignation of Interim Chief Executive Officer and President and Appointment of Executive Chairman of the Board
In connection with the appointment of Mr. Bromberg, the Company announced that Mr. Whitehurst will resign as Interim Chief Executive Officer and President, and become Executive Chairman of the Board, as well as a Senior Advisor to the Company, effective May 15, 2024.
Pursuant to the terms of his original offer letter with the Company, the second tranche of Mr. Whitehurst’s restricted stock units will vest on Mr. Bromberg’s start date (the “Transition Date”). In connection with his appointment as Executive Chairman and as Senior Advisor, Mr. Whitehurst entered into an employment role change agreement with the Company (the “Role Change Agreement”). Under the Role Change Agreement, upon his resignation as Interim Chief Executive Officer and President, Mr. Whitehurst will be employed as a Senior Advisor to the Company for one year beginning on the Transition Date and be entitled to an annual salary of $100,000 and an award of 207,211 restricted stock units (“RSUs”), to be granted on the Transition Date. Such RSUs will vest 100% on the one year anniversary of the date of grant, subject to Mr. Whitehurst’s continuous service through such date, and will accelerate in full if he is terminated without Cause (as defined in the Role Change Agreement). A copy of the Role Change Agreement is attached as Exhibit 10.4 to this Current Report on Form 8-K.
Mr. Whitehurst will also continue serving at Silver Lake, with a title change to Managing Director.
Appointment of Lead Independent Director
On April 30, 2024, and in connection with the appointment of Mr. Whitehurst as Executive Chairman of the Board, the Board appointed Mr. Botha to serve as its Lead Independent Director, effective May 15, 2024. Mr. Botha previously served as the Lead Independent Director, and most recently, as Chairman of the Board.

Amendment and Restatement of Non-Employee Director Compensation Policy
On April 30, 2024, the Board amended and restated the Company’s Amended and Restated Non-Employee Director Compensation Policy, the previous version of which is described under the caption “Non-Employee Director Compensation” in Unity’s proxy statement filed with the Securities and Exchange Commission on April 18, 2024, and the updated version of which is filed herewith as Exhibit 99.2 (as amended and restated, the “Policy”). The changes to the Policy provide that the close of business on the date of each annual meeting of stockholders, the Chairman of the Board, if a non-employee director, will automatically be granted an additional RSU award covering the number of shares of the Company’s Common Stock equal to (i) $60,000 divided by (ii) the closing sales price per share of the Company’s Common Stock on the date of the applicable annual meeting, rounded down to the nearest whole share. The grant will fully vest on the earlier of (i) the first anniversary of the applicable grant date or (ii) the date of the first annual meeting following the applicable grant date, subject to the non-employee director’s continuous service through the vesting date. Prior to this amendment and restatement of the Policy, there was no specific compensation payable to a non-employee Chairman.
Director Retainer Grant
Effective as of the date that Tomer Bar-Zeev becomes a non-employee director following his previously announced departure from his employee role (expected to occur on July 12, 2024), the Board granted to Mr. Bar-Zeev a director retainer grant of RSUs with a value of $261,250 which is a pro-rated amount of 11/12ths of the Company’s base director compensation of $285,000 as set forth in the Policy. The number of shares subject to such RSUs will be determined by dividing $261,250 by the Company’s closing share price on its 2024 annual meeting of stockholders. Such award will vest 100% on the earlier of (i) the Company’s 2025 annual meeting of stockholders or (ii) the one year anniversary of the 2024 annual meeting of stockholders.
Changes in Executive Compensation
On April 30, 2024, the Human Capital and Compensation Committee of the Board approved a salary increase and granted a retention equity award to Luis Visoso, the Company’s Executive Vice President and Chief Financial Officer. The goal of the salary increase and equity grant is to reflect Mr. Visoso’s role in providing stability and building stockholder value over the long-term. Mr. Visoso’s retention award consisted of 540,930 time-vesting RSUs, which will vest 100% on the quarterly installment date that follows the first anniversary of the date of grant. In addition, his annual base salary was increased to $750,000, effective immediately.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Offer Letter by and between Unity Technologies SF and Matthew Bromberg dated April 30, 2024.

10.2	CEO Executive Severance Plan.

10.3	Form of Performance Option Grant Notice and Agreement.

10.4	Employment Role Change Agreement by and between Unity Technologies SF and Mr. Whitehurst dated April 30, 2024.

99.1	Press Release dated May 1, 2024.

99.2	Amended and Restated Non-Employee Director Compensation Policy.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY SOFTWARE INC.

Date: May 1, 2024	By:	/s/ Luis Visoso
Luis Visoso
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)